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Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

        I, James H. Woodward, Jr., Senior Vice President and Chief Financial Officer of Accuride Corporation, certify that to my knowledge, (i) the annual Report on Form 10-K for the period ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the annual report on Form 10-K for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ JAMES H. WOODWARD, JR. James H. Woodward, Jr. Senior Vice President and Chief Financial Officer	Dated: March 28, 2011

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  Exhibit 32.2
Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code